Exhibit 10.7
AMENDMENT NO. 2 TO LEASE
     THIS AMENDMENT NO. 2 TO LEASE (this “Amendment”) is made as of the 17 day of February, 2009 (“Effective Date”) by and between WISCONSIN PLACE OFFICE LLC, a Delaware limited liability company (“Landlord”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant have previously entered into that certain Office Lease Agreement dated as of the 27th day of April, 2007 as amended by Amendment No. 1 to lease dated as of August 25, 2008 (as amended, the “Original Lease”) with respect to One Hundred and Thirty Four Thousand Seven Hundred Ninety-Three (134,793) square feet of rentable area (“Original Premises”) in the office building (“Building”) that is part of the Project known as Wisconsin Place, as more particularly described in the Original Lease;
     WHEREAS, Landlord and Tenant have agreed to amend Exhibit B, Work Agreement, to the Original Lease; and
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:
1.	Defined Terms. Except as otherwise provided herein, all capitalized terms used herein shall have the same meanings as provided for such terms in the Original Lease. The Original Lease, as modified and amended by this Amendment shall be referred to herein as the “Lease.” All references to the “Lease” in the Original Lease and this Amendment are deemed to mean the Original Lease, as modified and amended by this Amendment.

2.	Amendment to Exhibit B Work Agreement. Paragraph 3(a) of Exhibit B to the Original Lease, Work Agreement, is deleted in its entirety and replaced with the following:

Tenant has requested that Landlord complete the initial leasehold improvements in the Premises (collectively, the “Leasehold Work” ) in two phases (each a “Phase”). The first phase (“Phase I”) of the Leasehold Work (the “Phase I Leasehold Work”) shall include construction of the initial leasehold improvements to be located on the second (2nd) floor of the Building. The second phase
(“Phase II”) of the
Wisconsin Place
Capital Source Lease Amendment No. 2

Leasehold Work (the “Phase II Leasehold Work”) shall include the construction of initial leasehold improvements (other than the Phase I Leasehold Work) in any space for which Tenant delivers the Permit Drawings and the Construction Documents (each as defined in Section 4 below) to Landlord on or before the date that is eighteen (18) months after the Lease Commencement Date. The Phase II Leasehold Work may consist of one or more sub-phases in Tenant’s discretion, it being agreed that any Leasehold Work (other than Phase I Leasehold Work) for which Tenant delivers Permit Drawings and Construction Documents in accordance with Section 4A below shall be deemed Phase II Leasehold Work. If Tenant elects to have different floors (or portions of floors) within the Premises built out at different times with respect to any portion of the Premises that is covered by Phase II Leasehold Work, then the terms “Phase II Leasehold Work,” “Phase II Leasehold Plans” and “Phase II Completion Period” as used herein shall mean the work, the plans and the completion period applicable to each respective floor (or portion of a floor) as and when Tenant elects to cause it to be built out (so long as Tenant delivers the Permit Drawings and Construction Documents with respect thereto within the eighteen (18) month period set forth above). In the event both the Permit Drawings and the Construction Documents for the construction of initial leasehold improvements in any portion of the Premises are not delivered by Tenant to Landlord on or before eighteen (18) months after the Lease Commencement Date, then such work shall not be “Leasehold Work” hereunder, Landlord shall not be obligated to construct (or manage the construction of) such work, Tenant shall not be entitled to any Allowance with respect to such work (except to pay Landlord’s construction supervision fee, as described in Section 6(d) below), and any further alterations to the Premises shall be “Alterations” and shall be governed by Article 9 of the Lease.

3.	Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof.

4.	Authority. Tenant and each of the persons executing this Amendment on behalf of Tenant hereby represents and warrants to Landlord that Tenant is a duly organized and existing limited liability company and is in good standing under the laws of the State of Delaware, that all necessary limited liability company action has been taken to enter into this Amendment and that the person signing this Amendment on behalf of Tenant has been duly authorized to do so. Landlord and each of the persons executing this Amendment on behalf of Landlord hereby represents and warrants to
Wisconsin Place
Capital Source Lease Amendment No. 2

Tenant that Landlord is a duly organized and existing limited liability company and is in good standing under the laws of the State of Delaware, that all necessary limited liability company action has been taken to enter into this Amendment and that the person signing this Amendment on behalf of Landlord has been duly authorized to do so.

5.	Mutual Negotiation. Landlord and Tenant each hereby covenant and agree that each and every provision of this Amendment has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment, Landlord and Tenant do hereby waive any claim of authorship against the other party.

6.	Binding Effect. This Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.
[SIGNATURE PAGE FOLLOWS.]
Wisconsin Place
Capital Source Lease Amendment No. 2

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the date and year first above written.

LANDLORD:

WISCONSIN PLACE OFFICE LLC,
a Delaware limited liability company

WITNESS:	By:	Wisconsin Place Office Manager LLC,
a Delaware limited liability company, its Manager

/s/ Anne DuMont Anne DuMont		By: Name:	/s/ Peter D. Johnston Peter D. Johnston
		Title:	Senior Vice President

TENANT:

CAPITALSOURCE FINANCE LLC,
a Delaware limited liability company

WITNESS:

/s/ Lisa Havilland
Lisa Havilland	By: Name:	/s/ David M. Martin David M. Martin
	Title:	Senior Vice President & General Counsel - Commercial Lending
Wisconsin Place
Capital Source Lease Amendment No. 2

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